EXHIBIT (99.1)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, par value $0.50 per share, of WINNEBAGO INDUSTRIES, INC.
and further agree to the filing of this agreement  as an Exhibit thereto.
In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

                Date:  05/07/2025

                THE GOLDMAN SACHS GROUP, INC.

                By:/s/ AMEEN SOETAN
                ----------------------------------------
                Name:  AMEEN SOETAN
                Title:  Attorney-in-fact

                GOLDMAN SACHS & CO. LLC

                By:/s/ AMEEN SOETAN
                ----------------------------------------
                Name:  AMEEN SOETAN
                Title:  Attorney-in-fact

EXHIBIT (99.2)

ITEM 7 INFORMATION

The  securities   being   reported  on  by  The  Goldman  Sachs Group, Inc.
("GS Group"), as a parent holding company, are owned,or may be deemed to be beneficially owned, by Goldman Sachs & Co. LLC("Goldman Sachs"),a broker or dealer registered under Section 15 of the Act and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.Goldman Sachs is a subsidiary of GS Group.